Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 14, 2002 relating to the financial statements and financial statement schedule of Hillenbrand Industries, Inc., which appears in Hillenbrand Industries, Inc.'s Annual Report on Form 10-K for the year ended December 1, 2001. We also consent to the references to us under the heading "Experts" in the related prospectus documents.




/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Indianapolis, Indiana
May 15, 2002